Exhibit 99.1

FXCM Inc. Announces First Quarter 2015 Results

Releases April 2015 Customer Trading Metrics

First Quarter 2015 Highlights:

•	U.S. GAAP trading revenues from continuing operations of $69.2 million

•	U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $393.3 million or $8.35 per fully diluted share

•	U.S. GAAP revenues from discontinued operations of $28.8 million

•	U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations of $33.5 million or $0.71 per fully diluted share

•	Results from continuing and discontinued operations include $265.3 million of bad debt expense related to January 15th SNB action, a $292.4 million non-cash expense item relating to Leucadia’s financing package, a $96.2 million non-cash impairment relating primarily to goodwill and intangibles for FXCM’s institutional business and a net $32.7 million non-cash expense relating to the write-down of deferred tax assets

•	Adjusted EBITDA from continuing and discontinued operations of $14.5 million

•	Strong operating cash position of $328.7 million in combined operating cash and regulatory surplus of $200.6 million at March 31, 2015

•	Repaid $81.6 million of Leucadia loan to date - $12.4 million in the quarter and $69.2 million subsequent to quarter-end

April 2015 Customer Trading Metrics from Continuing Operations(1) Highlights:

•	Retail customer trading volume(2) of $306 billion, 7% lower than March 2015

•	Institutional customer trading volume(2) of $220 billion, 10% lower from March 2015

•	Retail account additions of 3,045, 2% higher than March 2015

NEW YORK – May 8, 2015 – FXCM Inc. (NYSE:FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended March 31, 2015, U.S. GAAP trading revenues from continuing operations of $69.2 million, compared to $82.2 million for the quarter ended March 31, 2014, a decrease of 16%. U.S. GAAP net loss attributable to FXCM Inc. from continuing operations was $393.3 million for the first quarter 2015 or $8.35 per fully diluted share, compared to U.S. GAAP net loss attributable to FXCM Inc. from continuing operations of $0.8 million or $0.02 per fully diluted share for the first quarter 2014.

Results from operations for the quarter ended March 31, 2015 included a number of extraordinary items that resulted from the events of January 15, 2015 where FXCM’s customers suffered negative equity balances due to the unprecedented move in the Swiss Franc after the Swiss National Bank (SNB) discontinued its peg of the Swiss Franc to the Euro and the subsequent financing package provided by Leucadia National Corp. (“Leucadia”) announced on January 16, 2015 in order for FXCM to maintain its regulatory capital requirements.

Included in the first quarter 2015 in continuing operations were: (i) a $256.9 million bad debt expense, net of recoveries, relating to negative client equity balances, (ii) a loss on derivative liability of $292.4 million, a non-cash item relating to the increase in value of the Leucadia Letter Agreement, a component of the financing package provided by Leucadia, which is treated as a derivative under U.S. GAAP and valued at its estimated fair value on each reporting date and (iii) goodwill impairment losses of $9.5 million, primarily in the institutional business, (iv) other income of $145.2 million due to the reduction of FXCM Inc.’s estimated tax receivable agreement liability offset by a corresponding provision for income tax of $177.9 million.

FXCM estimated the fair value of the Leucadia Letter Agreement using a combination of valuation approaches, including using the common stock price of FXCM, a guideline public company method as well as a discounted cash flow method, then using an option pricing model for the allocation of enterprise value among various components. Small changes in assumptions in the models used could materially change the estimated fair value.

In the quarter, FXCM classified several non-core assets(3) as discontinued as they are in the process of being sold. The first of these businesses, FXCM Japan, was sold on April 1, 2015 for $62.0 million.

U.S. GAAP revenues from discontinued operations were $28.8 million, compared to $32.2 million for the quarter ended March 31, 2014, a decrease of 10%. U.S. GAAP net loss attributable to FXCM Inc. from discontinued operations was $33.5 million for the first quarter 2015 or $0.71 per fully diluted share, compared to U.S. GAAP net income attributable to FXCM Inc. from discontinued operations of $2.9 million or $0.07 per fully diluted share for the first quarter 2014. Results from discontinued operations include impairment losses primarily related to goodwill and intangibles of $86.7 million.

Adjusted revenue from continuing and discontinued operations for the first quarter 2015 was $98.8 million, compared to $111.3 million for the first quarter 2014, a decrease of 11%. Adjusted EBITDA from continuing and discontinued operations for the first quarter 2015 was $14.5 million, compared to $24.6 million for the first quarter 2014, a decrease of 41%.

Adjusted Revenue and Adjusted EBITDA are Non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Non-GAAP Financial Measures” beginning on A-3 of this release for additional information regarding these Non-GAAP financial measures and for reconciliations of such measures to the most directly comparable measures calculated in accordance with U.S. GAAP.

FXCM Inc. today announced certain key customer trading metrics for April 2015. Monthly activities included:

April 2015 Customer Trading Metrics from Continuing Operations (1)

Retail Customer Trading Metrics

•	Retail customer trading volume(2) of $306 billion in April 2015, 7% lower than March 2015 and 37% higher than April 2014.

•	Average retail customer trading volume(2) per day of $13.9 billion in April 2015, 7% lower than March 2015 and 36% higher than April 2014.

•	An average of 510,050 retail client trades per day in April 2015, 3% lower than March 2015 and 58% higher than April 2014.

•	Tradeable accounts(4) of 188,221 as of April 30, 2015, an increase of 3,045, or 2%, from March 2015, and an increase of 40,888, or 28%, from April 2014.

Institutional Customer Trading Metrics

•	Institutional customer trading volume(2) of $220 billion in April 2015, 10% lower than March 2015 and 25% higher than April 2014.

•	Average institutional trading volume(2) per day of $10.0 billion in April 2015, 10% lower than March 2015 and 25% higher than April 2014.

•	An average of 55,018 institutional client trades per day in April 2015, 3% higher than March 2015 and 29% higher than April 2014.

More information, including historical results for each of the above metrics, can be found on the investor relations page of FXCM's corporate website www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website www.fxcm.com.

(1) Customer Trading Metrics from Continuing Operations excludes discontinued operations of FXCM Japan and FXCM Hong Kong.

(2) Volume that FXCM customers traded in period is translated into US dollars.

(3) Non-core assets include FXCM Japan, FXCM Hong Kong, Lucid, V3 Markets, Faros, FXCM Securities (UK) Equities Business and FXCM’s equity investment in FastMatch.

(4) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Selected Customer Trading Metrics from Continuing Operations

	Three Months Ended March 31,
	2015	2014	% Change

Total retail trading volume ($ in billions)	$935	$813	15%
Total institutional trading volume ($ in billions)	$648	$508	28%
Total active accounts	170,890	150,285	14%
Trading days in period	63	63	0%
Daily average trades	521,901	368,852	41%
Daily average trades per active account	3.1	2.5	24%
Retail trading revenue per million traded	$67	$94	-29%
Total customer equity ($ in millions)	$666.8	$765.5	-13%

Conference Call

As previously announced, FXCM will host a conference call to discuss the results on Monday May 11, 2015 at 8:15 a.m. (EDT). This conference call will be available to domestic participants by dialing 877.445.4603 and 443.295.9270 for international participants. The conference ID number is 34581972.

A live audio webcast, a copy of FXCM's earnings release, and presentation slides for this conference call will be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and/or the Private Securities Litigation Reform Act of 1995, which reflect FXCM's current views with respect to, among other things, its operations and financial performance in the future. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about FXCM's industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with the events that took place in the currency markets on January 15, 2015 and the impact to FXCM's capital structure, risks associated with FXCM's ability to recover all or a portion of any losses, risks relating to the ability of FXCM to satisfy the terms and conditions of or make payments pursuant to the terms of its agreements with Leucadia, risks related to its dependence on FX market makers, market conditions and those other risks described under "Risk Factors" in FXCM Inc.'s Annual Report on Form 10-K and other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with FXCM's Consolidated Financial Statements and the Notes thereto contained in FXCM's Annual Report on Form 10-K, and in other reports or documents FXCM files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Visit www.fxcm.com and follow us on Twitter @FXCM, Facebook FXCM, Google+ FXCM or YouTube FXCM.

About FXCM Inc.

FXCM Inc. (NYSE:FXCM) is a leading provider of online foreign exchange (forex) trading, CFD trading, spread betting and related services. Our mission is to provide global traders with access to the world’s largest and most liquid market by offering innovative trading tools, hiring excellent trading educators, meeting strict financial standards and striving for the best online trading experience in the market.

Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. In addition, FXCM offers educational courses on forex trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, which may result in losses that could exceed your deposits, therefore may not be suitable for all investors. Read full disclaimer.

Contacts

Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications and Investor Relations
jklein@fxcm.com

ANNEX I

FXCM Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues
Trading revenue	$69,214	$82,171
Interest income	322	455
Brokerage interest expense	(204)	(58)
Net interest revenue	118	397
Other income	145,858	266
Total net revenues	215,190	82,834
Operating Expenses
Compensation and benefits	25,039	24,992
Referring broker fees	16,069	18,806
Advertising and marketing	2,817	5,961
Communication and technology	9,517	9,333
Trading costs, prime brokerage and clearing fees	1,140	1,697
General and administrative	13,655	13,466
Bad debt expense	256,915	-
Depreciation and amortization	7,020	6,066
Goodwill impairment loss	9,513	-
Total operating expenses	341,685	80,321
Operating (loss) income	(126,495)	2,513
Other Expense
Loss on derivative liability — Letter Agreement	292,429	-
Loss on equity method investments, net	151	86
Interest on borrowings	30,559	2,997
Loss from continuing operations before income taxes	(449,634)	(570)
Income tax provision	179,762	751
Loss from continuing operations	(629,396)	(1,321)
(Loss) income from discontinued operations, net of tax	(98,598)	4,166
Net (loss) income	(727,994)	2,845
Net (loss) income attributable to non-controlling interest in FXCM Holdings, LLC	(257,375)	2,427
Net loss attributable to other non-controlling interests	(43,802)	(1,659)
Net (loss) income attributable to FXCM Inc.	$(426,817)	$2,077

Loss from continuing operations attributable to FXCM Inc.	$(393,325)	$(792)
(Loss) income from discontinued operations attributable to FXCM Inc.	(33,492)	2,869
Net (loss) income attributable to FXCM Inc.	$(426,817)	$2,077

Weighted average shares of Class A common stock outstanding - Basic and Diluted	47,131	39,077

Net (loss) income per share attributable to stockholders of Class A common stock of FXCM Inc. - Basic and Diluted:
Continuing operations	$(8.35)	$(0.02)
Discontinued operations	(0.71)	0.07
Net (loss) income attributable to FXCM Inc.	$(9.06)	$0.05

Dividends declared per common share	$-	$0.06

1

FXCM Inc.
Condensed Consolidated Statements of Financial Condition
As of March 31, 2015 and December 31, 2014
(Amounts in thousands except share data)

	(Unaudited)
	March 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$215,727	$256,887
Cash and cash equivalents, held for customers	666,825	901,227
Due from brokers	17,802	9,772
Accounts receivable, net	5,802	7,209
Deferred tax asset	1	9,065
Tax receivable	1,298	1,381
Current assets held for sale	728,490	548,506
Total current assets	1,635,945	1,734,047
Deferred tax asset	1,816	172,619
Office, communication and computer equipment, net	38,734	39,028
Goodwill	27,879	37,774
Other intangible assets, net	13,320	15,338
Notes receivable	7,881	9,381
Other assets	12,488	14,829
Noncurrent assets held for sale	-	364,411
Total assets	$1,738,063	$2,387,427
Liabilities and Stockholders' (Deficit) Equity
Current liabilities
Customer account liabilities	$666,825	$901,227
Accounts payable and accrued expenses	38,377	35,189
Revolving credit agreement	-	25,000
Due to brokers	722	15,983
Due to related parties pursuant to tax receivable agreement	-	5,352
Current liabilities held for sale	383,296	455,915
Total current liabilities	1,089,220	1,438,666
Deferred tax liability	1,272	1,698
Senior convertible notes	152,955	151,578
Credit agreement	189,520	-
Due to related parties pursuant to tax receivable agreement	-	145,224
Derivative liability — Letter Agreement	386,230	-
Other liabilities	6,045	5,957
Noncurrent liabilities held for sale	-	1,288
Total liabilities	1,825,242	1,744,411
Commitments and Contingencies
Stockholders’ (Deficit) Equity
Class A common stock, par value $0.01 per share; 3,000,000,000 shares authorized, 50,709,113 and 47,889,964 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	507	479
Class B common stock, par value $0.01 per share; 1,000,000 shares authorized, 31 and 34 shares issued and outstanding as of March 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	281,868	273,708
(Accumulated deficit) retained earnings	(404,438)	22,379
Accumulated other comprehensive loss	(14,237)	(11,879)
Total stockholders’ (deficit) equity, FXCM Inc.	(136,299)	284,688
Non-controlling interests	49,120	358,328
Total stockholders’ (deficit) equity	(87,179)	643,016
Total liabilities and stockholders’ (deficit) equity	$1,738,063	$2,387,427

2

Non-GAAP Financial Measures

We use Non-GAAP financial measures to evaluate our operating performance, as well as the performance of individual employees. Management believes that the disclosed Non-GAAP measures when presented in conjunction with comparable U.S. GAAP measures are useful to investors to compare FXCM's results across several periods and facilitate an understanding of FXCM's operating results. These measures do not represent and should not be considered as a substitute for, or superior to, net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for, or superior to, cash flow from operating activities, each as determined in accordance with U.S. GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies.

1.	Compensation Expense. Adjustments have been made to eliminate expense relating to stock based compensation relating to the Company’s IPO as well as costs associated with the acquisition of V3 Markets, LLC. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

2.	Compensation Expense/ Lucid Minority Interest. Our reported U.S. GAAP results reflect the portion of the 49.9% of Lucid earnings allocated among the non-controlling members of Lucid based on services provided as a component of compensation expense under Allocation of income to Lucid members for services provided. Adjustments have been made to reclassify this allocation of Lucid's earnings attributable to non-controlling members to “Net (loss) income attributable to other non-controlling interests”. The Company's management believes that this reclassification provides a more meaningful view of the Company's operating expenses and the Company's economic arrangement with Lucid's non-controlling members. This adjustment has no impact on net income as reported by the Company.

3.	Acquisition Costs/Income. Adjustments have been made to eliminate certain acquisition related costs/income. Given the nature of these items, they are not viewed by management as expenses/income incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these items.

4.	Regulatory Costs. Adjustments have been made to eliminate certain costs (including client reimbursements) associated with ongoing discussions and settling certain regulatory matters. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

5.	SNB Costs. Adjustments have been made to eliminate certain costs/income (including costs related to the implementation of a Stockholder Rights Plan and adjustments to the Company’s tax receivable agreement contingent liability) associated with the January 15, 2015 SNB event. Given the nature of these expenses, they are not viewed by management as expenses incurred in the ordinary course of business and management believes it is useful to provide the effects of eliminating these expenses.

3

	Reconciliation of U.S. GAAP Reported to Non-GAAP Adjusted Measures(1)
	Three Months Ended March 31,
	2015			2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Net (loss) income	$(629,396)	$(98,598)	$(727,994)	$(1,321)	$4,166	$2,845
EBIDTA Adjustments						-
Depreciation and amortization	7,020	12,359	19,379	6,066	6,564	12,630
Interest on borrowings	30,559	-	30,559	2,997	-	2,997
MTM loss on derivatives	292,429	-	292,429	-	-	-
Goodwill and held for sale impairment	9,513	81,364	90,877	-	-	-
Income tax provision	179,762	4,900	184,662	751	500	1,251
EBITDA	(110,113)	25	(110,088)	8,493	11,230	19,723
Adjustments
Net Revenues(2)	(145,224)	-	(145,224)	-	(3,672)	(3,672)
Compensation and benefits(3)	-	-	-	1,902	272	2,174
Allocation of net income to lucid members for services provided(4)	-	2,686	2,686	-	2,973	2,973
Communication and technology(5)	-	-	-	-	206	206
General and administrative(6)	1,837	-	1,837	3,037	163	3,200
Bad debt expense(7)	256,915	8,408	265,323	-	-	-
Adjusted EBITDA	$3,415	$11,119	$14,534	$13,432	$11,172	$24,604

(1) The presentation includes Non-GAAP financial measures. These Non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles, and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with U.S. GAAP.

(2) Represents the elimination of a $145.2 million benefit in Q1 2015 attributable to the reduction of our tax receivable agreement contingent liability to zero and the elimination of a $3.7 million benefit recorded to reduce the contingent consideration related to the Faros acquisition in Q1 2014.

(3) Represents the elimination of stock-based compensation associated with the IPO of $1.9 million in Q1 2014 and the elimination of V3 acquisition costs of $0.3 million in Q1 2014.

(4) Represents the elimination of the 49.9% of Lucid’s earnings allocated among the non-controlling interests recorded as compensation for U.S. GAAP purposes.

(5) Represents the elimination of V3 acquisition costs in Q1 2014.

(6) Represents the expense related to the Stockholders Rights Plan and the legal fees resulting from the SNB event of $1.8 million in Q1 2015, the net expense relating to pre-August 2010 trade execution practices and other regulatory fees and fines of $2.5 million in Q1 2014 and the elimination of V3 acquisition costs of $0.5 million in continuing ops and $0.2 million in discontinued ops in Q1 2014.

(7) Represents the net bad debt expense related to client debit balances associated with the January 15, 2015 SNB event.

4

Schedule of Cash and Cash Equivalents and Due to/from Brokers

	March 31, 2015			December 31, 2014
	Continuing Ops	Disc Ops	Combined	Continuing Ops	Disc Ops	Combined
Cash & Cash Equivalents	215,727	71,748	287,475	256,887	85,263	342,150
Due From Brokers	17,802	24,945	42,747	9,772	27,552	37,324
Due to Brokers	(722)	(790)	(1,512)	(15,983)	(330)	(16,313)
Operating Cash	232,807	95,903	328,710	250,676	112,485	363,161

5